UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
Amendment No. 1
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): February 28, 2024
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STEM, INC.

(Exact name of registrant as specified in its charter)
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Delaware	001-39455	85-1972187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 California St., 14th Fl, San Francisco, California 94111
(Address of principal executive offices including zip code)
1-877-374-7836
Registrant’s telephone number, including area code
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	STEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Stem, Inc. (the “Company”) is filing this Form 8-K/A as an amendment (the “Amendment”) to the Current Report on Form 8-K filed by the Company on March 4, 2024 (the “Original 8-K”), reporting that Robert Schaefer, President, Behind the Meter Division, notified the Company of his decision to retire effective as of May 3, 2024, on which date his employment with the Company and its affiliates will end (the “Separation Date”). From the Separation Date through February 2, 2025 (the “Consulting Period”), Mr. Schaefer will serve as a non-employee consultant providing certain transition and advisory services to the Company. The Company is filing this Amendment to the Original 8-K to disclose material terms of a separation and release of claims agreement that the Company entered into with Mr. Schaefer on March 23, 2024 in connection with his upcoming departure, and a consulting agreement entered into between the Company and Mr. Schaefer on March 22, 2024 but effective as of the Separation Date, both of which were not yet finalized at the time of the filing of the Prior 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On March 23, 2024, the Company and Mr. Schaefer entered into a Separation and Release of Claims Agreement (the “Separation Agreement”), pursuant to which Mr. Schaefer is entitled to receive the following payments and benefits in accordance with the existing terms of his employment agreement with the Company: (i) a cash payment of $425,000, being equal to 12 months of his annual base salary in effect on the Separation Date, less applicable withholdings, (ii) payment of a pro rata portion of his annual incentive bonus for fiscal year 2024, based on a target opportunity of 75% of his base salary in effect on the Separation Date, and (iii) reimbursement during the nine months following the Separation Date for 100% of the monthly premium costs of continuation coverage under COBRA. The Separation Agreement further provides that (1) all of Mr. Schaefer’s outstanding and unvested stock options and restricted stock units (“RSUs”) as of the Separation Date (other than the Closing Grant, as defined below) will be cancelled and forfeited in accordance with the terms of the related award agreements, (2) all of his stock options that are vested as of the Separation Date will remain exercisable for three months after the Separation Date, and (3) the grant of 667,556 RSUs made on March 14, 2022, which is scheduled to vest 100% on February 1, 2025 (the “Closing Grant”), will continue to vest in accordance with the original terms thereof, provided that Mr. Schaefer performs under the Consulting Agreement (defined below) for the Consulting Period. All of the foregoing are in consideration of Mr. Schaefer’s non-revocation of the release of claims in favor of the Company, his continued compliance with certain confidentiality, non-disparagement, and non-competition covenants, and his reaffirmation on the Separation Date (and non-revocation) of the Separation Agreement.

On March 22, 2024, the Company and Mr. Schaefer entered into a Consulting Agreement effective as of the Separation Date (the “Consulting Agreement”). Under that agreement, Mr. Schaefer will provide certain transition and advisory services to the Company during the Consulting Period. In consideration for Mr. Schaefer’s performance of such services during the Consulting Period, (i) the Company will pay Mr. Schaefer a monthly fee of $5,000, and (ii) the Closing Grant will continue to vest, as described above.

The foregoing is a summary description of certain material terms of the Separation Agreement and Consulting Agreement and, by its nature, is incomplete. It is qualified in its entirety by the full texts of the Separation Agreement and the Consulting Agreement, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEM, INC.

Date: March 26, 2024	By:	/s/ Saul R. Laureles
		Name:	Saul R. Laureles
		Title:	Chief Legal Officer and Corporate Secretary
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